EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Agrees to Acquire Battle Mountain Gold-Copper Property Interests

Coeur d’Alene, Idaho – April 23, 2018 – Timberline Resources Corporation (OTCQB: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has agreed to acquire ownership interests in two Nevada gold-copper mineral properties located in the world-class Battle Mountain mining district from Americas Gold Exploration, Inc. (“AGEI”).

The acquisition will include the right to earn into existing joint venture agreements with McEwen Mining Inc. (NYSE: MUX; TSX: MUX) at the Elder Creek Project and with Lac Minerals (USA) LLC, as wholly owned subsidiary of Barrick Gold Corporation (NYSE: ABX; TSX: ABX) at the Paiute Project.  The transaction consideration will consist of units comprised of common shares and warrants to be issued by Timberline to AGEI.  Ongoing due diligence is to be completed by April 27, 2018, with conclusion of a definitive agreement expected on or before May 15, 2018. Upon closing the acquisition of these property interests, Timberline will become the operator and manager of both of these joint ventures.  In addition, Mr. Don McDowell will become a Vice President of Timberline, and AGEI will have the right to appoint two new directors to Timberline’s Board of Directors.

The Elder Creek Project covers a claim group of approximately 14 square miles with two large, outcropping gold-copper porphyry targets and multiple structural gold targets.  Compilation of historic data by AGEI indicates that the project contains geologic, geophysical, and geochemical signatures similar to those in many large porphyry deposits, with a central core that is approximately 1 mile in diameter.  The central core target has never been drill tested.  AGEI is the current operator and has the exclusive right to earn into 65% ownership of the project.

The Paiute project represents a 2 square mile copper-gold porphyry target immediately southeast and adjacent to Elder Creek and 1.5 miles east of Newmont’s Copper Basin copper-gold porphyry deposit.  The property includes a structural zone that is 6,000 feet long by 1,000 feet wide with multiple untested high grade gold targets based on both recent and historic prospecting and rock and soil geochemical sampling.  The property also contains a core area with potential for discovery of porphyry copper-gold mineralization similar to Newmont’s Copper Basin deposit.  Surface sampling and drill testing is planned for the upcoming field season with full drilling permits in place.  AGEI currently owns 73.7% of the joint venture interest and is the project operator.

Timberline’s President and CEO, Steve Osterberg, commented, “These projects have the potential for discovery of major deposits of gold and copper within the world class Battle Mountain mining district.  We are excited about the opportunity to acquire these assets to complement our existing Eureka gold project, which is located further south in the Battle Mountain-Eureka gold trend.  In addition, the acquisition brings the Nevada technical expertise of the principals of AGEI.  We believe that this acquisition and association with AGEI, McEwen Mining, and Barrick will improve Timberline’s shareholder value and facilitate access to capital as we advance the properties through exploration and development.  We expect that the acquisition of these property interests will enhance our position as we continue to evaluate financing opportunities, including equity offerings and strategic partnerships.“

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its 23 square-mile Eureka property lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.   The combined asset consolidation will increase Timberline’s owned and controlled mineral rights in Nevada to over 43 square miles (24,500 acres).  Detailed maps and estimated NI 43-101 compliant resource information for the Eureka property may be viewed at http://timberline-resources.com/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Cautionary note to U.S. investors concerning estimates of resources: This press release may use the terms “resources”, "measured resources", "indicated resources", “inferred resources” and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding acquiring ownership of two Nevada mineral properties in the Battle Mountain mining district, rights to be included in the potential acquisition, joint venture agreements with McEwen Mining and Lac Minerals, a subsidiary of Barrick Gold, type and amount of consideration for the transaction, dates for the conclusion of due diligence and definitive agreement, the closing of the transaction, Timberline becoming the operator and manager of the joint ventures, addition of a Vice President, the right of AGEI to appoint two directors to Timberline’s Board of Directors, similarities of geologic signatures of the Elder Creek property to large porphyry deposits, size of the central core, interest from major mining companies in the development of Elder Creek, potential for discovery of porphyry copper-gold mineralization similar to the Copper Basin deposit, surface sampling and drill testing for the upcoming field season at Paiute, potential for discovery of major deposits of gold and copper, improvement of shareholder value, facilitation of access to capital, potential financing opportunities, including equity offerings and strategic partnerships, focus on advancing the Windfall and Lookout Mountain projects at the Eureka property, the advancement of projects, exploration potential, and the size of Timberline’s consolidated owned and controlled mineral rights in Nevada.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that

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could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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